Exhibit 99.1

NEWS RELEASE	Investor Relations 314/994-2916

FOR IMMEDIATE RELEASE

Arch Commences Production at World-Class

Leer South Longwall Mine

ST. LOUIS, September 9, 2021 – Arch Resources, Inc. (NYSE: ARCH) announced that it recently commenced production at its new Leer South longwall mine in Barbour County, West Virginia. When fully ramped, the mine is projected to produce up to four million tons per year of premium-quality, High-Vol A metallurgical coal for sale into global steel markets.

“This is a momentous development for Arch Resources, our global steel customers and the state of West Virginia,” said Paul A. Lang, Arch’s chief executive officer and president. “We expect Leer South to quickly become one of the most competitive metallurgical mines in the United States, and to serve as an essential feedstock for global steel production for the next two decades or more. At the same time, we expect this world-class operation to act as a cornerstone of the northern West Virginia economy over that same timeframe, providing more than 500 permanent, well-paying jobs while supporting countless other regional businesses.”

The state of West Virginia played a pivotal role in the development of the project, according to Lang. “We want to thank Gov. Jim Justice and the state of West Virginia for their great vision in facilitating this significant, job-creating project,” Lang added. “We could not ask for a better partner as we continue to intensify our corporate strategic focus on metallurgical coal and global steel markets.”

Arch commenced work on the new mine just two-and-a-half years ago and invested approximately $400 million on the buildout. “The Leer South team has done an extraordinary job in bringing this large, multi-faceted project to fruition in the face of a pandemic and in the midst of a rising material and labor cost environment,” said John T. Drexler, Arch’s chief operating officer. “Because of the tremendous focus and dedication of the entire Arch operations team, Leer South is ramping at a highly strategic time, with the global economy rebounding and with steelmakers struggling to secure sufficient supplies of high-quality metallurgical coals.”

As anticipated, the Leer South longwall started up at the end of August following a planned 30-day outage that accommodated the upgrading of the material handling system, and is currently in the process of system testing and integration, with the expectation that ramping will continue throughout the month of September. Arch expects Leer South to make a significant contribution to production volumes in the fourth quarter of 2021, and to ramp to full production mode by the start of 2022.

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the COVID-19 pandemic, including its adverse effects on businesses, economies, and financial markets worldwide; from the impact of COVID-19 on efficiency, costs and production; from changes in the demand for our coal by the steel production and electricity generation industries; from our ability to access the capital markets on acceptable terms and conditions; from policy, legislation and regulations relating to the Clean Air Act, greenhouse gas emissions, incentives for alternative energy sources, and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves, including the integration of our Leer South mine and its ramp to full production; from operational, geological, permit, labor, transportation, and weather-related factors; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to service our outstanding indebtedness and fund capital expenditures; from our ability to successfully integrate the operations that we acquire; from our ability to generate significant revenue to make payments required by, and to comply with restrictions related to, our indebtedness, including our ability to repurchase our convertible notes; from additional demands for credit support by third parties; from the loss of, or significant reduction in, purchases by our largest customers; from the development of future technology to replace coal with hydrogen in the steelmaking process; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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